Exhibit 10.15

Credit Contract 2019-008

Loan Contract of Working Capital

Contract No.: XIAO NONG SHANG YIN (WEN YAN) JIE ZI NO. 8021120200000593

Lender: Wenyan Branch of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd.

Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd.

This Contract is entered into by and between the Lender and the Borrower through consultation in accordance with the relevant national laws, regulations and rules.

Clause I Amount, type and purpose of loan: The Lender agrees to grant the Borrower a loan of 肆佰万圆整 (in Chinese characters, RMB4 million), the type of which is a short-term loan, with the purpose of purchasing PVC pellets.

Clause II Term of loan: The term of loan under this Contract is from January 6, 2020 to January 5, 2021. Where the date when the loan is made and the maturity date are inconsistent with those agreed above, subject to the loan receipts or the electronic data and vouchers generated by E-banking such as online banking.

Clause III Loan interest rate: The loan interest rate hereunder shall be calculated by the simple interest method, which shall be determined according to the method (1) below. (If an option needs to be checked, tick√ in the ☐ in front of the option).

(1) Fixed interest rate. The loan interest rate hereunder is determined by the latest ☑1-year ☐5-year and above ☐ other LPR published on the natural day before ☑ the Effective Date of this Contract ☐the loan issuance date plus (plus/less) 216.000000 basis points (LPR, the loan prime rate published by the National Interbank Funding Center, 1 basis point =0.01%, the same below), subject to the loan receipts or the electronic data and vouchers generated by E-banking such as online banking. During the term of loan, the loan interest rate shall not be adjusted.

(2) Floating interest rate. The interest rate of each loan hereunder is determined by the latest ☐1-year ☐5-year and above ☐other LPR published on the natural day before the loan issuance date (plus/minus)               basis points, subject to the loan receipts or the electronic data and vouchers generated by E-banking such as online banking.

During the term of loan, the interest of each loan shall be adjusted accordingly in the following manner without further notice given to the Borrower by the Lender: with               as the interest rate re-pricing cycle, the adjustment date is the corresponding day of the loan issuance date in the month of adjustment. In case of no corresponding day in the month of adjustment, the last day of that month shall be the adjustment date, the LPR of the latest term selected in paragraph (2) of this Article published on the natural day before the adjustment date shall be the new pricing benchmark, and the plus (minus) basis points shall remain unchanged.

(3) Others: _________________________________________________________

The calculation formula of loan interest rate under this Contract shall be: the monthly interest rate = the annual interest rate ÷ 12; the daily interest rate = the annual interest rate ÷ 360.

Clause IV Loan issuance and payment:

(I) Utilization conditions. For the utilization under this Contract, the Lender shall meet the following conditions: 1. the Borrower has not violated its obligations and responsibilities under this Contract; 2. there is no adverse change in the financial condition of the Borrower that may endanger, delay or prevent it from performing its obligations and responsibilities under this Contract; 3. there is no breach of contract hereunder; 4. the guarantee remains effective, and there is no adverse change to the Lender in the guaranty capacity of the Guarantor or the guaranty capacity or value of the property; 5. the Borrower has opened the relevant accounts as required by the Lender; other conditions required by the Lender: _________________________________________.

(II) Loan issuance. Where the Lender applies to the Lender for the utilization before the use of the loan, and after examination, the Lender decides that the utilization condition agreed herein have been met, the loan funds shall be transferred to the agreed account of the Borrower.

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(III) Loan payment. 1. Entrusted payment. If a single payment amount of the loan funds exceeds RMB ZERO YUAN (in words), the Lender shall be entrusted to make the payment. The Lender shall, upon approval, pay the loan funds to the Borrower’s trading partner through the Borrower’s account according to the Borrower’s payment power of attorney, corresponding payment vouchers, business contracts and other supporting materials. 2. Self-payment. If the conditions of the Lender’s entrusted payment method are not met, the Borrower shall make the payment by itself. The Borrower shall provide the Lender with transaction information related to the payment of loan funds within 30 days after the use of loan funds, and summarize and report the payment of loan funds. The Lender shall have the right to verify whether the loan payment conforms to the agreed purpose by means of account analysis, voucher inspection, on-site investigation, etc. 3. In the payment of the loan under this Contract, if the Borrower’s credit status declines, the profitability of its main business is not strong, or the loan funds are used abnormally, etc., the Borrower shall negotiate with the Lender to supplement the loan issuance and payment conditions, or the Lender shall have the right to change the payment method and cease the issuance and payment of the loan funds.

Clause V Repayment: (I) The repayment method agreed herein is to pay the interest on a monthly (monthly, quarterly or yearly) basis, with the 20th day of every month (month, the last month of each quarter or the last month of each year) as the date of interest settlement and the next day as the date of interest payment, and late payment of the interest shall be deemed as a breach of contract. The principal shall be repaid in a lump sum upon expiration of the loan term, with the interest paid off with the principal. However, if the repayment method of that loan is specifically stipulated in the loan receipt or the electronic data and vouchers generated by E-banking such as online banking, the repayment method of that loan shall be agreed accordingly. (II) If the Borrower has more than one debt with the Lender, the Lender may, at its own discretion, decide the repayment order of each debt. (III) The Lender may, at its own discretion, decide the repayment order of the principal, interest, expenses, etc. under a single debt.

Clause VI The Borrower undertakes that: (I) The Borrower has been approved by and registered with the administrations for industry and commerce or the competent authorities according to law, and the matters of loan comply with the laws and regulations; (II) The Borrower and its legal representative, shareholders, senior managers have good credit conditions, and there is no material bad record; (III) It will provide the Lender with the documents and vouchers related to the issuance, payment and use of the loan funds hereunder in a timely manner, and the materials, documents, data and information provided are true, accurate, complete, legal and valid; (IV) It will cooperate with the Lender in payment management and accept the Lender’s on-site and off-site investigations; (V) In case of partial or total loss of guarantee ability by the Guarantor, such as suspension of business, discontinuation of business, bankruptcy, dissolution, revocation of business license, consolidation (merger or acquisition) or serious business losses, it shall be obliged to inform the Lender and provide the guarantee recognized by the Lender according to the requirements of the lender in a timely manner; (VI) All transactions made by the Borrower and its affiliates will be conducted in good faith, fairness and without directly or indirectly damaging the Lender’s interests hereunder; (VII) The Borrower will strengthen the management of environmental and social risks, accept the supervision from the Lender, and notify the lender of any adverse event with respect to major environmental and social risks in a timely manner; (VIII) The Borrower will use the loan in strict accordance with the purpose of the Contract, and will not illegally transfer the loan funds into the housing market, stock market or other prohibited sectors; (IX) It will inform the Lender of the any major adverse event affecting the solvency in a timely manner.

Clause VII Loan extension: Where the Borrower needs to extend the term of loan, it shall apply to the Lender in writing prior to the maturity date of the loan. With the consent of the Lender and the Guarantor, the Lender, the Borrower and the Guarantor may separately enter into a loan extension repayment agreement. Upon the extension of the loan, when its extension term plus the original term reaches the new interest rate term grade, the interest rate shall be determined according to the current interest rate grade of the cumulative term.

Clause VIII Any of the following circumstances shall constitute a breach of contract or risk event: (I) Failure to repay the loan principal on schedule, failure to pay the interest on schedule, or failure to repay the loan principal and interest according to the repayment method specially agreed in the loan receipt, or the electronic data and vouchers generated by E-banking such as online banking; (II) Failure to use the loan according to the agreed purpose of the loan; (III) Failure to pay the loan funds in the agreed manner; (IV) Failure to comply with the commitments hereunder; (V) Failure to pay off other matured debts to the Lender on schedule or failure to pay off the matured debts of any other financial institution or third party on schedule; (VI) The property being subject to looting or other incidents; (VII) Involvement in major adverse litigation; (VIII) Being imposed any major administrative penalty by an administrative organ; (IX) Discontinuation of business; (X) Concealing the financial and operating conditions of the enterprise or withdrawing funds (capital); (XI) Carrying out contracting, entrustment, trusteeship, leasing, joint venture, merger, consolidation, division, donation, shareholding reform or reduction of registered capital without the written consent of the Lender;

(XII) Failure to inform the Lender one month before any change of the company name, legal representative, shareholders, domicile or business scope and other industrial and commercial registration matters; (XIII) Occurrence of tax evasion and dodging, bankruptcy, dissolution, being ordered to suspend business for rectification or being revoked business license; (XIV) Participation in any major gambling, drug abuse and other violation of law and discipline by any legal representative, shareholder and senior manager of the Borrower or Guarantor; (XV) Occurrence of any adverse event involving any major environmental and social risk; (XVI) Occurrence of any other situation seriously affecting the ability to repay debts or lose credit occur.

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During the term of this Contract, in case of any of the abovementioned breach of contract or risk event of the Borrower, the Lender shall have the right to take one or more of the following actions, including but not limited to: 1. Calculation and charge of penalty interest and compound interest as required; 2. Cease of loan issuance, declaration of earlier expiration of the loan issued hereunder and requiring the Borrower to promptly repay all loans as well as the corresponding interests; 3. Stopping payment any of the Borrower’s account opened in any business institution of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd., and directly deducting the corresponding amount to repay the loan principal, interest and expenses; 4. Requiring the Guarantor to perform any joint and several guarantee liability; 5. Requiring the realization of the right to mortgage; 6. Earlier termination of the Contract; 7. Requiring the Borrower to provide new guarantee for the creditor’s rights under this Contract satisfying the Lender, or taking any other action to ensure that the legitimate rights and interests of the Lender are not infringed; 8. Inclusion in the blacklist or grey list; 9. Other actions permitted by law.

Clause IX Loan guarantee: The guarantee provided by the Borrower shall maintain its due guarantee capacity until the Lender’s rights hereunder expire. Where the guarantee capacity of the property is reduced or loses its guarantee function or the Guarantor has any of the circumstances in paragraph (V) to (XVI) of Clause VIII, the Lender shall have the right to cease the loan that has not been issued under this Contract and recover the undue loans in advance.

Clause X Liability for breach of contract:

(I) The Borrower’s breach of contract and liability for breach of contract: 1. Failure to repay the loan principal on schedule (extension included) shall be subject to the penalty interest at the default interest rate of 50% at the interest rate agreed in the Loan Contract from the date of overdue. 2. Failure to pay the loan interest and default interest on schedule shall be subject to the compound interest at the default interest rate. 3. Failure to use the loan as the agreed in the Contract shall be subject to a penalty interest of 100% at the agreed interest rate for the misappropriated loan during the misappropriation period. 4. The Borrower’s earlier repayment of the loan shall be subject to the consent of the Lender; the Lender shall have the right to charge the Borrower interest on the loan repaid in advance according to the term and interest rate agreed in this Contract, but with the consent of the Lender, the interest may be calculated and charged in accordance with the interest rate agreed in this Contract and the actual number of days.

(II) The Lender’s breach of contract and liability for breach of contract: If the Lender fails to provide the Borrower with the loan as agreed herein, it shall pay liquidated damages to the Borrower based on the default amount, overdue penalty interest rate and default days.

Clause XI Performance of contract: (I) The Lender’s transfer of the loan to the account of the Borrower shall be deemed as the Lender’s performance of its obligation to issue the loan. (II) If the Lender recovers the principal and interest of the matured loan or recovers the principal and interest in advance as agreed, it may directly stop the payment of the Borrower’s account opened in any business institution of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd., and directly deduct the corresponding amount to repay the loan principal, interest and expenses.

Clause XII Establishment, effectiveness and termination of the Contract: (I) This Contract shall be established upon the signature (seal) by both parties, and the Borrower shall provide a qualified guarantee for the creditor’s rights of the lender. This Contract shall come into force from the date of the establishment and effectiveness of the guarantee contract, and only then the Borrower may require the Lender to fulfill the obligation to issue the loan. (II) If, within thirty days from the date of establishment of this Contract, the Lender fails to provide qualified guarantee when it should have provided the qualified guarantee as agreed, the Lender shall have the right to terminate this Contract.

Clause XIII Other covenants:

Clause XIV Use of information: The Borrower agrees the Lender to enter (query and disclose) the Borrower’s relevant information on the basic database of personal (enterprise) credit information and relevant information systems of the People’s Bank of China in accordance with the relevant provisions of the People’s Bank of China or any other administrative department.

In case of any breach of contract hereunder by the Borrower, the Lender shall have the right to disclose the default information based on the breach, or provide the relevant information to any collection agency for the purpose of collection.

Clause XV Dispute resolution: (I) Any dispute arising from this Contract shall be settled by both parties through negotiation; if negotiation fails, the dispute shall be submitted to the People’s Court of the place where the Contract is signed or where the Lender is domiciled for lawsuit. (II) Each party is aware of the legal consequences of the application of the small amount litigation procedure in the first instance. Both parties agree that, the small amount litigation procedure shall apply for the amount of the outstanding loan less than ten thousand yuan (including the principal, interest, compound interest, default interest and other related expenses arising therefrom), and the first instance shall be final.

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Clause XVI Miscellaneous:

(I) The guarantee contract corresponding to this Contract is: the maximum mortgage contract No. XIAO NONG SHANG YIN (WEN YAN) DI ZI NO. 8021320180000153 , which shall constitute an integral part of this Contract.

(II) The loan receipt, or the electronic data and vouchers generated by E-banking such as online banking and attachments shall constitute an integral part of this Contract and have the same effect as this Contract.

(III) All reasonable fees and charges realizing the creditor’s rights incurred in this Contract, such as litigation costs, attorney’s fees, remuneration of the bankruptcy administrator, etc., shall be borne by the Borrower.

(IV) The terms in this Contract including the printed part and the handwritten part shall have the same legal effect. The Lender has requested the Borrower to fully and accurately understand all the terms of this Contract, and fully explain each term as required by the Borrower. All terms of this Contract have been fully discussed before execution, and the Borrower has been well aware of and fully understood the meaning of each term and its corresponding legal consequences.

(V) This Contract is made in triplicate, with the Lender holding two copies and the Borrower holding one copy, and each copy shall have the same effect.

Borrower Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd. Legal representative/Person in charge: (signature) (or Attorney)	Lender Lender: Wenyan Branch of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd. Person in charge: (signature or seal) (or Attorney)

Date: January 6, 2020
Place: Xiaoshan District, Hangzhou

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